UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2003 (December 5, 2003)

AIRNET SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13025	31-1458309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3939 International Gateway, Columbus, Ohio 43219
(Address of principal executive offices) (Zip Code)

(614) 237-9777
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.    Other Events and Regulation FD Disclosure.

On December 5, 2003, Fast Forward Solutions, LLC, a wholly-owned subsidiary of AirNet Systems, Inc., issued a news release announcing that it had signed a term sheet with NetDeposit, Inc. regarding their intent to finalize an agreement to provide a standard Image Replacement Document (“IRD”) check processing solution to the payments industry.  A copy of this news release is included as Exhibit 99 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(a) and (b)              Not applicable

(c) Exhibits:

99	News Release issued by Fast Forward Solutions, LLC on December 5, 2003

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signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.

Dated: December 8, 2003	By:	/s/ Gary W. Qualmann
Gary W. Qualmann
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated December 8, 2003

AirNet Systems, Inc.

Exhibit No.	Description

99	News Release issued by Fast Forward Solutions, LLC on December 5, 2003